UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2018

SunPower Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34166	94-3008969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134

(Address of principal executive offices, with zip code)

(408) 240-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The description of the purchase and sale agreement set forth in Item 8.01 is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information contained in Item 8.01 is incorporated by reference herein.

Item 8.01	Other Events.

On November 5, 2018, SunPower Corporation (the “Company”) and certain affiliates of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (“Hannon Armstrong”) entered into a joint venture to acquire, own, manage, operate, finance, and maintain a portfolio of solar photovoltaic electric generating systems currently or expected to be installed on residential rooftops or ground-mounted on the property of host customers (the “Solar Assets”), in each case through various direct and indirect subsidiaries or through interests in entities jointly owned with tax equity investors.

The Purchase and Sale Agreement

On November 5, 2018, the Company and HA SunStrong Capital LLC (“HA SunStrong Parent”), entered into a Purchase and Sale Agreement (the “PSA”), which will have the effect of deconsolidating a significant portion of the Company’s residential lease portfolio, as part of the Company’s previously announced decision to sell a portion of its interest in its portfolio of residential lease assets.

Pursuant to the PSA, the Company sold to HA SunStrong Parent, in exchange for consideration of $10.0 million, membership units representing a 49.0% membership interest in SunStrong Capital Holdings, LLC (“SunStrong”), formerly a wholly-owned subsidiary of the Company. SunStrong will directly or indirectly acquire, own, manage, operate, finance, and maintain the Solar Assets. Following the closing of the PSA, the Company retained membership units representing a 51% membership interest in SunStrong.

The PSA contains customary representations, warranties and covenants for transactions of this type. The PSA also contains indemnification obligations with respect to breaches of representations and warranties, covenants, or obligations by each party, subject to certain limitations more fully described in the PSA. The Company paid all of the fees and expenses, including financial advisors and accountants, incurred by the parties in connection with the transaction, except for the fees and expenses relating to HA SunStrong Parent’s legal counsel, which were paid by HA SunStrong Parent.

The foregoing description of the PSA is not a complete description of all terms and is qualified in its entirety by reference to the full text of the PSA, a copy of which is filed as an exhibit hereto and incorporated by reference herein.

The Limited Liability Company Agreement

In conjunction with the closing of the PSA, on November 5, 2018, the Company and HA SunStrong Parent entered into an Amended and Restated Limited Liability Company Operating Agreement of SunStrong (the “LLCA”), setting forth their rights, duties, benefits and obligations with respect to each other and their respective membership interests in SunStrong.

Pursuant to the LLCA, SunStrong will be managed by a board of managers composed of two managers appointed by the Company (each, a “SP Manager” and, collectively, the “SP Managers”) and two managers appointed by HA SunStrong Parent (each, a “HA Manager” and collectively, the “HA Managers”). Each manager will have one vote and managers designated by the same member shall vote together. A quorum is comprised of one SP Manager and one HA Manager and in the event a manager is absent from a meeting, each SP Manager or HA Manager present at the meeting may exercise the vote of the other SP Manager or HA Manager, as applicable. A majority of the voting power present at the meeting shall be required to take action on behalf of the board of managers, except for certain major decisions, including (among others) approving and modifying the annual budget, approving expenditures in excess of the annual budget, commencing, settling or making material decisions regarding any claim or litigation, declaring distributions other than distributions provided in the annual budget, incurring, refinancing or modifying indebtedness, transferring any SunStrong assets outside of the ordinary course of business, amending the organizational documents of SunStrong. The SP Managers may take unilateral action with respect to determinations in respect of any tax-related liabilities of the Company or its affiliates, including challenges by the IRS to the calculation of the basis used to calculate any claimed investment tax credit and the HA Managers may take unilateral action with respect to amendments, waivers, modifications, amendments or termination of contracts of SunStrong held with affiliates of the Company. The LLCA contains provisions relating to the resolution of deadlocks in the event that the board of managers is unable to approve a major decision. The board of managers will in turn appoint two joint chief executive officers to manage the day-to-day operations of SunStrong, one designated by the SP Managers and one designated by the HA Managers.

Pursuant to the LLCA, all distributable cash held by SunStrong shall be distributed quarterly to the members: first, to repay member loans made by one member (the “Contributing Member”) due to the other member’s failure to make a required capital contribution (the “Non-Contributing Member”); second, to HA SunStrong Parent, following a refinancing of the senior debt of SunStrong’s subsidiaries and the failure of the Company to consent to such refinancing; third, to outstanding member loans of a Contributing Member; fourth, to loans made to a Non-Contributing Member; and fifth, to each of the Company and HA SunStrong Parent in proportion to their respective membership interests.

Pursuant to the LLCA, the HA SunStrong Parent has an option to acquire all units held by the Company at the then-current fair market value of such units (as determined by an independent, nationally recognized, third party valuation firm).

The LLCA also contains indemnification obligations with respect to breaches of representations and warranties, covenants, or obligations by each party, with most limitations on liability capped at the Purchase Price (with certain limited liabilities of the HA SunStrong Parent capped at $300.0 million and decreasing over time, and certain limited liabilities of the Company capped at $20.0 million and decreasing over time).

The Management Agreement

On November 5, 2018 (the “Commencement Date”), SunPower Capital Services, LLC, a wholly-owned subsidiary of the Company (“SunPower Services”) and SunStrong entered into a Management Agreement whereby SunPower Services will provide all day-to-day management with respect to the Solar Assets, including but not limited to administrative, collection and other management services, monitoring, operational performance and maintenance of the Solar Assets by the maintenance services provider, administering communications with and providing reporting to tax equity investors with respect to their investments in the Solar Assets, and compliance with the respective obligations of SunStrong’s subsidiaries with the related project documents.

SunPower Services shall receive a service fee in the amount of $50,000 for the period from the Commencement Date to the six-month anniversary of the Commencement Date, and thereafter $375,000 annually. The Management Agreement automatically renews on an annual basis and, in addition to standard termination provisions, may be terminated by SunStrong for convenience with 90 days’ notice. Pursuant to the LLCA, the Company will have no role in any decisions related to the termination or renewal of the Management Agreement.

The Open Funds Mezzanine Loan

On November 5, 2018, SunStrong Capital Acquisition OF, LLC, a wholly-owned subsidiary of the Company (“Borrower”), and SunStrong Capital Lender 2 LLC, a subsidiary of Hannon Armstrong (the “Lender”), entered into a Loan Agreement (the “Loan Agreement”) under which the Borrower may borrow a subordinated, mezzanine loan of up to $32.0 million (the “Loan”). On November 5, 2018, the Borrower borrowed approximately $24.6 million. Amounts borrowed under the Loan Agreement will be used to fund reserve accounts or otherwise reserved until the satisfaction of certain conditions precedent and used to pay fees, expenses and transaction costs. The remaining amounts will be distributed by the Borrower to the Company.

The Loan may not be prepaid except for certain mandatory prepayments, including prepayment of amounts equal to (a) distributions of excess cash flow following payment by the Borrower’s subsidiaries of operating expenses and tax equity investor returns related to the Solar Assets, (b) net proceeds from the incurrence of indebtedness, (c) reserve account balances in excess of required reserves, (d) certain indemnity payments received by Lender from the Company, and (d) upon the true-up adjustment of the base case financial model, an amount equal to any modeled reduction in loan proceeds. The obligations under the Loan Agreement are secured by the assets of, and equity in, the Borrower. The Borrower has agreed to further indemnify Lender for losses incurred by Lender related to certain third-party claims, including claims arising out of the transaction, relating to environmental matters, and those relating to the Solar Assets.

Borrowings under the Loan Agreement will bear interest at a rate of 11.75% per annum, payable on the last business day of each February, May, August and November during the term, on the date of any prepayment with respect to the principal amount of the Loan being prepaid, and on the maturity date of November 5, 2043. The Loan Agreement includes representations and warranties, covenants, and events of default customary for financing transactions of this type.

This report does not constitute an offer to sell or a solicitation of an offer to buy any securities described herein, nor shall there be any offer, solicitation or sale of such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

The above information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s expectations regarding the joint venture transaction or the sale or refinancing of its residential lease portfolio more generally and the anticipated effects on its financial statements and results of operations. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: challenges in executing transactions key to our strategic plans, management’s plans and objectives for future operations, our ability to comply with and perform our contractual obligations, expected capital expenditures, warranty matters, outcomes of litigation, interest and credit risk, general business and economic conditions in our markets, industry trends, and the impact of changes in law (including tax law), regulations or government incentives. A detailed discussion of these factors and other risks that affect the Company’s business is included in filings the Company makes with the Securities and Exchange Commission (the “SEC”) from time to time, including the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of the Company’s Investor Relations website at investors.sunpower.com. All forward-looking statements in this Current Report on Form 8-K are based on information currently available to the Company, and the Company assumes no obligation to update these forward-looking statements in light of new information or future events.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

To the extent pro forma financial information is required by this item, it will be furnished to the SEC by amendment to this Current Report on Form 8-K.

(d) Exhibits

Exhibit Number	Description

10.1	Purchase and Sale Agreement, dated November 5, 2018, by and between SunPower Corporation and HA SunStrong Capital LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

November 5, 2018	By:	/S/ MANAVENDRA S. SIAL
	Name:	Manavendra S. Sial
	Title:	Executive Vice President and Chief Financial Officer